Exhibit 99.01

SRAX ANNOUNCES RECEIPT OF Q3 ANTICIPATED NASDAQ NOTICE OF ADDITIONAL DELINQUENCY

LOS ANGELES, Nov. 18, 2022 (GLOBE NEWSWIRE) -- SRAX, Inc. (the “Company”) (NASDAQ: SRAX), a financial technology company that unlocks data and insights for publicly traded companies, today announced that, as expected, on November 16, 2022, the Company received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2022 with the Securities and Exchange Commission (the “SEC”) could serve as an additional basis for delisting under Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”).

On October 12, 2022, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC; however, the Company has not yet filed the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022.

As previously disclosed, on October 14, 2022, the Staff notified the Company that, based upon the Company’s continued non-compliance with the Filing Requirement, the Company’s securities were subject to delisting unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing and, in accordance with Nasdaq Listing Rule 5815(a)(1)(B), a stay of any further suspension or delisting action by Nasdaq, which was subsequently granted. At the hearing, the Company will present its plan to regain compliance with the Filing Requirement and request an extension to file all outstanding periodic reports with the SEC.

On October 27, 2022, the Company engaged Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Company is diligently working to complete and file the delinquent reports with the SEC and thereby evidence compliance with the Filing Requirement as soon as practicable.

About SRAX

SRAX (NASDAQ: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended Dec. 31, 2021, its Quarterly Reports on Form 10-Q and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact: Investors@srax.com